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                                                                       EXHIBIT 5

                                    GREENBERG
                                ATTORNEYS AT LAW
                                     TRAURIG

                                                                July 19, 1999


Star Services Group, Inc.
2075 North Powerline Road
Pompano Beach, Florida 33069

         RE:      STAR SERVICES GROUP, INC.

Gentlemen:

         On July 19, 1999, Star Services Group, Inc., a Florida corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (Registration No. 333-83155) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the sale by the Company of up to 12,000,000 shares (the "Company Shares") of the Company's Common Stock, par value $0.001 per share (the "Common Stock") and the sale by shareholders of up to 8,000,000 shares of Common Stock (the "Shareholder Shares"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon copies of (i) the Company's Articles of Amendment and Restatement to the Company's Articles of Incorporation and the Company's Amended and Restated Bylaws; (ii) the Company's Officer's Certificate; (iii) the Registration Statement and all amendments and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photocopies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing examination, we are of the opinion that the Company Shares, when issued in accordance with the Registration Statement will be, and the Shareholder Shares are, duly authorized, validly issued, fully paid and nonassessable.

                             GREENBERG TRAURIG, P.A.
                    1221 BRICKELL AVENUE MIAMI, FLORIDA 33131
                   305-579-0500 FAX 305-579-0717 www.gtlaw.com

           MIAMI NEW YORK WASHINGTON, D.C. ATLANTA PHILADELPHIA McLEAN
                       CHICAGO BOSTON PHOENIX WILMINGTON


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Star Services Group, Inc.
July 19, 1999
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.


                                            Very truly yours,

                                            GREENBERG TRAURIG, P.A.


                                            By: /s/ Gary Epstein
                                                --------------------------------